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                                                                   Exhibit 99(j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and Prospectus Supplements and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-1A No. 333-10294) of Munder Series Trust, and to the incorporation therein of our reports dated August 14, 2002 with respect to the financial statements included in the June 30, 2002 Annual Reports of The Munder Funds, Inc., The Munder Funds Trust, and The Munder Framlington Funds Trust, and February 13, 2003 with respect to the financial statements included in the December 31, 2002 Annual Reports of St. Clair Funds, Inc.

We also consent to the use of our report dated April 8, 2003 with respect to the financial statements of the Munder Series Trust included in this Registration Statement.

                                                       ERNST & YOUNG LLP


Boston, Massachusetts
April 8, 2003